Exhibit  23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-131431, 333-40838, 333-40846, 333-40868, 333-66390, 333-101201, 333-102039, 333-107628 and 333-110847 on Form S-8 and Registration Statement Nos. 333-128164 and 333-102036 on Form S-3 and of our reports relating to the consolidated financial statements and financial statement schedule of Capstone Turbine Corporation dated June 13, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards No. 123R, Share Based Payment, effective April 1, 2006), and of our report dated June 13, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended March 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 13, 2007